AMENDMENT NO. 6
                                     TO THE

                       AGREEMENT AND DECLARATION OF TRUST
                                       OF

                             LIBERTY FUNDS TRUST IV


         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated November 15, 1991, as amended, of Liberty Funds Trust IV (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty Funds Trust IV, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust IV" and have authorized the following amendment to said Declaration of Trust:


         Section 1 of Article I is hereby amended to read in its entirety as follows:


                Section 1. This Trust shall be known as "Columbia Funds Trust IV" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

  The foregoing Amendment shall become effective as of October 13, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.




-----------------------------------           --------------------------------

Douglas A. Hacker                             John J. Neuhauser

-----------------------------------           --------------------------------

Janet Langford Kelly                          Joseph R. Palombo

-----------------------------------           --------------------------------

Richard W. Lowry                              Thomas E. Stitzel

-----------------------------------           --------------------------------

William E. Mayer                              Thomas C. Theobald

-----------------------------------           --------------------------------

Charles R. Nelson                             Anne-Lee Verville



Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )


         Then personally appeared the above-named Trustees and executed this Amendment No. 6 to the Agreement and Declaration of Trust of Liberty Funds Trust IV as their free act and deed, before me, this September 15, 2003.

                                                                 Erika L. Nager
                                                                  Notary Public

                                              My Commission Expires:  6/14/2007